HSBC Finance Corporation

EXHIBIT 99.03

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder
HSBC Finance Corporation:

We consent to the incorporation by reference in the Registration Statements No. 33-52211, No. 33-58727, No. 333-00397, No. 333-03673, No. 333-36589, No. 333-39639, No. 333-47073, No. 333-58291, No. 333-58289, No. 333-58287, No. 333-30600, No. 333-50000, No. 333-70794, No. 333-71198, No. 333-83474 and No. 333-99107 on Form S-8, Registration Statements No. 33-64175, No. 333-14459, No. 333-47945, No. 333-33240, No. 333-56152, No. 333-61964, No. 333-73746, No. 333-75328, No. 333-85886, No. 33-57249, No. 333-60510, No. 333-120494, No. 333-120495, No. 333-120496 and No. 333-128369 on Form S-3, Registration Statements No. 333-130580 and No. 333-156219 on Form S-3ASR, Registration Statement No. 333-100737 on Form S-3MEF and Registration Statement No. 33-45454 on Form 424(b)(3) of HSBC Finance Corporation (the Company) of our report dated February 28, 2011, except as to Note 24, which is as of May 27, 2011, with respect to the consolidated balance sheets of the Company as of December 31, 2010 and 2009, and the related consolidated statements of income (loss), changes in the shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2010, which report appears in Exhibit 99.01 of HSBC Finance Corporation’s Current Report on Form 8-K filed on May 27, 2011.

/s/
KPMG LLP

Chicago, Illinois
May 27, 2011